UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

AirSculpt Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

1111 Lincoln Road, Suite 802 Miami Beach, Florida		33139
(Address of Principal Executive Offices)		(Zip Code)

(786) 709-9690

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.001 par value per share	AIRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On August 8, 2024, Todd Magazine stepped down from his role as Chief Executive Officer of AirSculpt Technologies, Inc. (the “Company”), effective as of August 8, 2024.

On August 8, 2024, Mr. Magazine entered into a Transition Services Agreement (the “Transition Services Agreement”) with the Company, which provides for the severance benefits specified in Section 7.2 of his employment agreement with the Company (previously attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2023). In addition, in consideration for the provision by Mr. Magazine of consulting services to the Company through December 31, 2024, and for his acknowledgement that the Employee Covenants Agreement between him and the Company, dated as of January 30, 2023, remains binding on him through the Consulting Term (as defined in the Transition Services Agreement), a total of 75,000 restricted stock units of the Company previously granted to Mr. Magazine, which are unvested and would otherwise be forfeited, will remain outstanding and will vest on January 1, 2025.

The description set forth above is qualified in its entirety by reference to the full and complete terms of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Director Resignation

In connection with stepping down from his role as Chief Executive Officer of the Company, Mr. Magazine resigned from his position as a member of the board of directors of the Company (the “Board”), effective as of August 8, 2024.

Appointment of Interim Chief Executive Officer

On August 8, 2024, the Board appointed Dennis Dean, the Company’s Chief Financial Officer, as the Interim Chief Executive Officer of the Company, effective as of August 8, 2024.

In his capacity as Interim Chief Executive Officer of the Company, Mr. Dean will succeed to Mr. Magazine as the principal executive officer of the Company, while maintaining his position as the principal financial officer.

The information with respect to Mr. Dean’s background as required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is set forth in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders filed with the SEC on March 27, 2024, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 9, 2024, the Company issued a press release announcing the appointment of Mr. Dean as Interim Chief Executive Officer and the departure of Mr. Magazine from the role of Chief Executive Officer and director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in that filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition Services Agreement between the Company and Todd Magazine, dated August 8, 2024
99.1	Press Release, dated August 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2024

AirSculpt Technologies, Inc.

	By:	/s/ Dennis Dean
Name: Dennis Dean
Title: Chief Financial Officer

[Signature Page to the Form 8-K]